Exhibit 10.11.4

July 12, 2011

Wells Fargo Bank, N.A.
2859 Paces Ferry Road
Suite 1200
Atlanta, Georgia  30339
Attention:  Kerry Richards

Re:
$520,000,000.00 Credit Facility (the "Facility") from Wells Fargo Bank, National Association, et al. in favor of CBL & Associates Limited Partnership pursuant to Second Amended and Restated Credit Agreement dated November 2, 2009, as amended by First Amendment to Second Amended and Restated Credit Agreement dated as of June 29, 2011 (the First Amendment; the Second Amended and Restated Credit Agreement, as amended being referred to as the "Credit Agreement")

Gentlemen:

This letter is to confirm that, notwithstanding the terms of the first sentence of Paragraph 3 of the First Amendment, the amendment to the definition of Applicable Margin effected by said Paragraph 3 was intended to become effective, and by this letter the undersigned acknowledges and agrees that the same is and shall be effective, as of the date of the First Amendment, being June 29, 2011, such that effective as of June 29, 2011, the Applicable Margin shall be 2.75%, based on Borrower's Ratio of Total Liabilities to Gross Asset Value, as of such date, being greater than or equal to 0.55 to 1.00 but less than 0.6 to 1.00 (with the Applicable Margin to adjust from time to time from and after June 29, 2011 in accordance with the Credit Agreement).

Sincerely,

CBL & ASSOCIATES LIMITED PARTNERSHIP

By:	CBL Holdings I, Inc., its sole general partner

	By:	/s/ John N. Foy
	Name:	John N. Foy
	Title:	Vice Chairman of the Board and Chief Financial Officer

Acknowledged and agreed to this
_12th_ day of July, 2011.

Wells Fargo Bank, National Association,
as Administrative Agent

By:        /s/ Kerry Richards
Name:   Kerry Richards
Title:      Vice President